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                                                                      EXHIBIT 15


                           ACCOUNTANTS' ACKNOWLEDGMENT


Linens 'n Things, Inc.
Clifton, New Jersey

Board of Directors:

Re:  Registration Statements Numbers 333-71903, 333-42874, 333-55803, 333-62982
     and 333-62984 on Form S-8

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated May 3, 2004 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Securities Act of 1933.




/S/ KPMG LLP

KPMG LLP

New York, New York
May 7, 2004



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